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EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF
10% SENIOR NOTES DUE 2012
OF
WII COMPONENTS, INC.

        As set forth in the Prospectus dated                            , 2004 (the "Prospectus") of WII Components,  Inc. (the "Company") and in the accompanying Letter of Transmittal (the "Letter of Transmittal"), this form or a form substantially equivalent to this form, or the electronic form used by The Depository Trust Company ("DTC") for this purpose, must be used to accept the Exchange Offer (as defined below) if certificates for outstanding 10% Senior Notes due 2012 (the "Old Notes") and all other documents required by the Letter of Transmittal are not immediately available to the registered holder of such Old Notes and cannot be delivered to the Exchange Agent (as defined below) prior to the Expiration Date (as defined below) or if compliance with book-entry transfer procedures for the transfer of Old Notes to the account of the Exchange Agent at DTC cannot be effected on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission, telex or mail to the Exchange Agent no later than the Expiration Date, and must include a signature guarantee by an Eligible Institution (as defined in the Letter of Transmittal) as set forth below.

To:

U.S. BANK, N.A. (THE "EXCHANGE AGENT")

By Mail or Overnight Courier:
U.S. Bank, N.A.
60 Livingston Avenue
St. Paul, MN 55107
Attention: Corporate Trust Department

By Hand Delivery:
U.S. Bank, N.A.
60 Livingston Avenue
St. Paul, MN 55107
Attention: Corporate Trust Department

By Facsimile Transmission:
(651) 495-8158

For Information or Confirmation by Telephone:
(800) 934-6802

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 A.M., NEW YORK CITY TIME, ON            , 2004 (THE "EXPIRATION DATE") UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 12:00 A.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION THEREOF TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS NOTICE OF GUARANTEED DELIVERY IS COMPLETED.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signatures must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature(s)

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  EXHIBIT 99.2